UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of report (Date of earliest event reported): July 13, 2024

SL Investment Corp.

(Exact name of Registrant as Specified in Its Charter)

Delaware	814-01366	85-3472615
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)
1585 Broadway, New York, NY		10036
(Address of Principal Executive Offices)		(Zip Code)

Registrant’s telephone number, including area code: (212) 761-4000

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
None	N/A	N/A

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☒

Item 2.01	Completion of Acquisition or Disposition of Assets.

Completion of Merger

On July 15, 2024, North Haven Private Income Fund LLC, a Delaware limited liability company (“PIF”), completed its previously announced acquisition of SL Investment Corp., a Delaware corporation (the “Company”), pursuant to that certain Agreement and Plan of Merger, dated as of May 28, 2024 (the “Merger Agreement”), by and among the Company, PIF, Cobalt Merger Sub Inc., a wholly owned subsidiary of PIF (“Merger Sub”), and MS Capital Partners Adviser Inc., a Delaware corporation and investment adviser to each of PIF and the Company (the “Adviser”). Pursuant to the Merger Agreement, Merger Sub was first merged with and into the Company, with the Company as the surviving corporation (the “Initial Merger”), and, immediately following the Initial Merger, the Company was then merged with and into PIF, with PIF as the surviving company (the Initial Merger and the subsequent merger, collectively, the “Merger”). As a result of, and as of the effective time of, the Merger, the Company’s separate existence ceased.

In accordance with the terms of the Merger Agreement, at the effective time of the Merger, each outstanding share of the Company’s common stock, other than shares of common stock held by PIF, was converted into the right to receive an amount in cash equal to $20.59.

The foregoing description of the Merger Agreement is a summary only and is qualified in its entirety by reference to the full text of the Merger Agreement, a copy of which was filed by the Company as Exhibit 2.1 to its Current Report on Form 8-K filed on May 28, 2024, incorporated herein by reference.

Redemption of Preferred Stock

On July 15, 2024, in connection with and immediately prior to the effective time of the Merger, the Company redeemed all of the outstanding shares of its preferred stock designated as 12.0% Series A Cumulative Preferred Stock (the “Series A Preferred Stock”).

The Series A Preferred Stock was redeemed in accordance with the terms of the Certificate of Designation of 12.0% Series A Cumulative Preferred Stock of the Company. Prior to the redemption there were 521 shares of Series A Preferred Stock, or $521,000 aggregate liquidation preference, currently outstanding. Under the terms of the Series A Preferred Stock, the redemption price was 100% of the liquidation preference of the Series Preferred Stock, or $1,000 per share, together with accrued and unpaid dividends on such Series A Preferred Stock up to, and including, the redemption date.

Item 3.03	Material Modification to Rights of Security Holders.

The information required by Item 3.03 is contained in Items 2.01 and is incorporated herein by reference.

Item 5.01	Changes in Control of Registrant.

The information required by Item 5.01 is contained in Item 2.01 and is incorporated herein by reference.

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Pursuant to the Merger Agreement, each of the named executive officers and directors of the Company ceased to be named executive officers and directors of the Company as of the effective time of the Merger (and not because of any disagreement with the Company on any matter relating to the Company’s operations, policies, or practices).

Item 5.07	Submission of Matters to a Vote of Security Holders.

Effective July 13, 2024, the holders of outstanding shares of the Company’s common stock unanimously adopted and approved the Merger Agreement and the transactions contemplated by the Merger Agreement.

Item 7.01	Regulation FD Disclosure.

On July 14, 2024, in accordance with the terms of the Merger Agreement, the Company’s board of directors declared a distribution of $0.04829 per share, which is payable on July 25, 2024 to stockholders of record on July 14, 2024.

Item 9.01	Financial Statements and Exhibits.

(d)	Exhibits.

EXHIBIT NUMBER

2.1	Agreement and Plan of Merger, by and among North Haven Private Income Fund LLC, SL Investment Corp., Cobalt Merger Sub Inc. and MS Capital Partners Adviser Inc., dated as of May 28, 2024 (Incorporated by reference to Exhibit 2.1 to the Registrant’s Current Report on Form 8-K, filed on May 28, 2024).

104	The cover page from this Current Report on Form 8-K, formatted in Inline XBRL

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SL Investment Corp.

Date: July 15, 2024	By:	/s/ Orit Mizrachi
	Name:	Orit Mizrachi
	Title:	Chief Operating Officer